SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

November 19, 2014

Date of Report (Date of Earliest Event Reported)

MediJane Holdings Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2011 Ken Pratt Boulevard, Suite 210 Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

(855) 933-3499

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

License Agreement

On January 5, 2015, the Company entered into an additional license agreement with Phoenix Bio Pharmaceuticals Corporation to expand the territories covered under its original license agreement dated March 14, 2014.  Under the terms of the additional license agreement, the Company acquired the marketing rights to distribute products developed by Phoenix Bio Pharmaceuticals Corporation in Australia and New Zealand for ten years.  In exchange for the license, the Company issued 250,000,000 restricted common shares at $0.016 per common share, for an aggregate value of $4,000,000.  This amount represents 33% over the market value on the date of execution of the license agreement.  The Company will begin to amortize the value of the license agreement upon the first sale in one of the two countries covered by the license, and will continue to amortize over the life of the license agreement.

Convertible Promissory Note

On December 23, 2014, the Company entered into a convertible promissory note for $1,200,000 with CannaVest Corp.  The note represents $1,200,000 worth of raw material inventory to be obtained from CannaVest Corp. to use in the Company’s cannabidiol product formulations.  The note accrues simple interest at a rate of 10% per annum and is due and payable in six months from the date of issue.  The note cannot be prepaid.  At any time, the outstanding principal amount of this note and all accrued but unpaid interest under this note can be converted into common shares at a price equal to the lesser of $0.02 per common share, the closing sale price, or the average of the lowest closing sale prices of the Company’s common shares during the five trading day period immediately preceding the date of such determination.

Should the Company default on this convertible promissory note, all outstanding obligations payable by the Company are immediately due and payable.  In addition, CannaVest Corp. may exercise any other right, power or remedy permitted by law.  Further, upon even of default, all unpaid obligations under this note shall bear interest at the rate of 12% per annum.

Warrant Agreement

In connection with the convertible promissory note dated December 23, 2014, the Company subsequently issued warrants to purchase 20,000,000 common shares at an exercise price of $0.02 per common share to Kisha Spendthrift Trust, an affiliate of CannaVest Corp.  These warrants were issued on January 6, 2015.  In exchange for these warrants, the Company shall have access to the technical and management staff of CannaVest Corp. for the development of products to be manufactured from cannabidiol sourced from CannaVest Corp.  The Company has valued these warrants at $197,663 and will record the expense related to the warrants in its fourth fiscal quarter of 2014.

Item 3.02 – Unregistered Sales of Equity Securities

The common shares issued under the above discussed license agreement are exempt under Section 4(a)(2) of the Securities Act.  Phoenix Bio Pharmaceuticals Corporation is able to bear the economic risk, has access to the type of information normally provided in a prospectus for a registered securities offering, and has agreed not to resell or distribute the securities to the public.

On November 19, 2014, the Company issued 2,000,000 and 3,000,000 common shares to two consultants providing advertising and marketing services.  The Company will record expenses of $80,000 and $120,000, respectively during the one year period.  These common shares are exempt under Section 4(a)(2) of the Securities Act.  Both of these consultants have enough knowledge and experience in finance and business matters to be considered “sophisticated investors”, they have access to the type of information normally provided in a prospectus for a registered securities offering, and have agreed not to resell or distribute the securities to the public.

Item 9.01 - Exhibits

Ex 10.1 – Convertible promissory note between MediJane Holdings Inc. and CannaVest Corp., signed December 23, 2014.

Ex 10.2 – License agreement between MediJane Holdings Inc. and Phoenix Bio Pharmaceuticals Corporation, signed January 5, 2015.

Ex 10.3 – Warrant agreement between MediJane Holdings Inc. and Kisha Spenthrift Trust, Issued January 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MediJane Holdings Inc.

By:      /s/ Russell Stone

Russell Stone

Chief Executive Officer

Dated:  January 8, 2014

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